Calculation of Filing Fee Tables
S-8
Fluence Energy, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.00001 per share	457(a)	6,700,000	$ 15.21	$ 101,907,000.00	0.0001381	$ 14,073.36
Total Offering Amounts:						$ 101,907,000.00		$ 14,073.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,073.36
Offering Note
[1]	In accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Fluence Energy, Inc. 2021 Incentive Award Plan (the "Incentive Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of shares of Class A common stock, par value $0.00001 per share (the "Common Stock") of Fluence Energy, Inc. that have become or may become available for issuance under the Incentive Plan pursuant to its terms, including as a result of the expiration or forfeiture of awards. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on March 9, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A